SOFTWARE LICENSE AGREEMENT
- - -------------------------------------------------------------------------------

1.   LICENSE

     Blue Cross and Blue Shield of Florida, Inc. ("Customer"), hereby enters into a Licensing Agreement with Health Systems Design Corporation ("HSD"), a California corporation, for the use of the software application known as Diamond Client/Server, developed and owned by HSD.

2.   PROPRIETARY RIGHTS

     The Customer acknowledges that Diamond Client/Server ("the Product") is proprietary and the property of HSD. The Product may not be copied in whole or in part except for archive purposes or to move the Product to another of the Customer's computers. The license to use the Product is non-exclusive and non-transferable to any other organization, individual, or legal entity. The Customer shall not sell, assign, rent, reproduce, develop derivative products, or use the Product in a service bureau arrangement.

3.   WARRANTY
     HSD warrants only that the Product will perform as described in the Diamond Client/Server User Documentation, the Diamond Client/Server Installation Manual, and performance standards documented in any generally available marketing material published by HSD current at the time of delivery for a period of one hundred and eighty (180) days from the first use of the Product in a production environment ("Production"), provided the Product has not been modified by Customer or Customer's agents, or improperly used or maintained. THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.   LIMITATION OF LIABILITY

     In no event shall HSD be liable for consequential damages, loss of profits, or other special damages, even if HSD has been apprised of likelihood of the same. In no event shall HSD be liable for an amount greater than the amount of monies previously paid by Customer to HSD under the terms of this Agreement. The foregoing limitation of liability provisions do not apply to any claims by any third parties that the software supplied by HSD infringes a United States patent or other copyright or to damages resulting from personal injury caused, in whole or in part, by HSD's negligence.

5.   ACCEPTANCE

     5.1  Customer shall have a period of ninety (90) days following
          Production to ascertain the Product's material compliance with the Diamond Client/Server User Documentation, the Diamond Client/Server Installation Manual, and performance standards documented in any generally available marketing material published by HSD current at the time of delivery. Customer shall have accepted the Product when Customer notifies HSD of compliance ninety (90) days following Production or Customer shall have rejected the Product when Customer notifies HSD of non-compliance ninety (90) days following Production. Upon notification of non-compliance, HSD shall thereafter make its best efforts to correct any non-compliance within thirty (30) business days of notification of each and every issue and shall notify BLBSF upon completion of such correction.

     5.2 In the event the Product fails to achieve compliance during the ninety (90) day period, Customer shall immediately notify HSD thereof, specifying the exact nature of the non-compliance. HSD shall thereafter make its best efforts to correct any non-compliance within ten (10) business days of notification of each and every issue and shall notify Customer upon completion of such correction.

     5.3 If at any time prior to Acceptance there is reasonable evidence that the Product shall not be made to comply by HSD, Customer may terminate this Agreement and HSD shall refund to Customer all monies previously paid by Customer to HSD under the terms of this Agreement.

6.   LICENSE FEES

     6.1 The one-time license fee for the Product and the manner of payment is set forth in Schedule A.

     6.2 The license fee set forth in Schedule A is based upon the number of unique members with at least one day of eligibility during each month (the number of "Members") processed by the Product. Members are defined as those individuals whom Customer defines as holding Membership status. In the event that the number of Members processed by the Product increases beyond the number of Members initially licensed under this Agreement, the difference between the amount of license fee paid to HSD and the amount due for the increased number of Members as shown in Schedule A shall be due and payable to HSD. Customer will report the number of unique Members on a semi annual basis to HSD using a mutually acceptable reporting format. HSD reserves the right to verify the accuracy of this Membership report with the help of Customer.

     6.3 If, for operational reasons, the Customer chooses to operate the server software executable on multiple computer, Customer shall keep a record of the make, model, and location of each computer on which the server software executable resides. Customer shall make such record available to HSD upon request.

     6.4 The license for the Product applies to Customer operating the Product solely for the administration of Customer's members.

     6.5 All local, state, and federal sales, use, personal property, or other similar taxes or duties relating to this license or to Customer's operation of the Product shall be the exclusive obligation of Customer. Payment of said taxes shall be Customer's obligation independent of its obligation to pay License Fees.

7.   THIRD PARTY PRODUCTS

     7.1 The database, Oracle, is not an HSD product and is not licensed under this Agreement. License fees for Oracle are not included in the fees specified in Schedule A. Customer shall enter into a separate license agreement for Oracle. Customer shall order Oracle, including all upgrades, through either HSD or Oracle. Should Customer order Oracle through HSD, Oracle, HSD shall invoice Customer for Oracle license fees at the time of Customer order. Should Customer order Oracle through Oracle for use with the product, Customer shall inform Oracle that the order is the direct result of the Product and HSD.

     7.2 The Product uses IQ, from IQ Software, as a report generator under a Remarketer Agreement between HSD and IQ Software. IQ Software shall be entitled to the benefit of the obligations incurred by Customer as defined in Paragraph 2. Proprietary Rights, 3. Warranty, and 10. Confidentiality of this Software License Agreement when interpreted in the context of IQ and IQ Software. HSD shall invoice Customer for IQ license fees at the time of Customer order. Current fees for IQ are identified in Schedule C.

8.   ADDITIONAL

     8.1 The parties shall execute a Support Agreement simultaneously with the execution of this Agreement.

     8.2 The parties shall execute a Services Agreement simultaneously with the execution of this Agreement.

9.   TERM AND TERMINATION

     9.1  The term of the license shall be perpetual.

     9.2 If either party fails to observe or perform any material obligation under this Agreement, the non-defaulting party may give written notice of breach specifying the material default. This Agreement may be terminated by the non-defaulting party thirty (30) days after the date of such notice unless (a) the material failure is corrected within such thirty (30) day period; or (b) if it is not possible to correct within such thirty (30) days, the defaulting party commences correction within thirty
          (30) days and proceeds diligently to a cure.   No breach has
          taken place if the dispute has been submitted to arbitration as specified in 13.2 and performance is according to the arbitration decision.

     9.3 Upon termination of this Agreement, the Customer shall, within ten (10) days, return to HSD the software and all copies of the software as well as the documentation and all copies of the documentation. If termination is due to a breach by HSD, HSD shall promptly refund any License Fees paid by customer to HSD. If termination is by HSD or by mutual consent, Customer shall pay all outstanding fees to HSD.

     9.4 This Agreement shall not automatically terminate upon the termination of the Support Agreement.

10.  PATENT AND COPYRIGHT WARRANTY

     10.1 At HSD's expense, HSD shall defend Customer against any claim that the Product infringes upon any intellectual property rights, including patent or copyright infringement, and shall pay all costs and damages that a court awards as a result of such claim, the full amount of any settlement, and Customer's reasonable attorney's fees incurred in its defense of such claims. To qualify for such defense and payment, Customer must: (1) give HSD prompt written notice for such claim; and (2) allow HSD to control the defense and all related negotiations in connection with any such claims, except that any decision to settle and compromise any such claim shall be contingent upon first receiving written approval by BCBSF, which shall not be reasonably withheld. BCBSF also agrees to cooperate fully with HSD in the defense and related negotiations of any such claims.

     10.2 Customer agrees that if the operation of the Product becomes, or in the opinion of HSD is likely to become the subject of a patent or copyright infringement claim, Customer will permit HSD, at HSD's option and expense, to: (1) promptly procure for Customer the right to continue to use the Product; or (2) replace the Product with alternatives that are substantially equivalent on all material functions of the Product; or (3) modify the Product in a manner which causes it to function substantially the same as it had prior to modification, so that it becomes non-infringing. Such modification will not alter the intended use of the Product. If HSD is unable to provide Customer with any of the options set forth above, Customer may terminate this Agreement and HSD shall refund to Customer all monies previously paid by Customer to HSD under the terms of this Agreement.

     10.3 The provisions of this section state HSD's entire obligation to Customer regarding patent or copyright infringement. Nothing in these provisions shall be deemed to grant Customer any rights in regard to modifications of the Product or use of the Product in a manner in which it was not intended to be used in excess of those otherwise granted under and pursuant to the terms of this Agreement.

11.  CONFIDENTIALITY

     11.1 Each party agrees that it shall not, without prior written consent of the other party, use, reproduce, disclose, or provide to third parties any confidential documents or information obtained from or relating to the other party, including but not limited to the following:

          11.1.1 All documents and other materials, including memoranda, position descriptions, handbooks, financial statements, client lists, and audio or visual recordings;

          11.1.2 All methods, techniques, programs and procedures utilized by the respective party; and

          11.1.3    All trademarks, trade names, and service marks.

          11.1.4    All member or patient identifiable medical information.

     11.2 Upon termination of this Agreement by either party for any reason, each party shall immediately return to the other any and all of the above items and all copies thereof and shall remain obligated not to use, reproduce, disclose or provide such items or information to third parties.

12.  NON-SOLICITATION OF PERSONNEL

     HSD and Customer agree that during the term of this Agreement, neither party shall solicit, hire for employment, retain, or use the services of any past or present personnel employed by the other party without prior written consent of the other party.

13.  MISCELLANEOUS

     13.1 All notices given hereunder shall be in writing and sent by certified mail, return receipt requested, or an internationally recognized courier service.

     13.2 Any disputes between the Customer and HSD regarding this Agreement shall be settled by an interim steering committee representing both parties. HSD and Customer shall mutually agree on the members of the interim steering committee. Should the interim steering committee fail to resolve the dispute, then any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation , performance or breach of this agreement, including any claim based on contract, tort, or statute, shall be settled, at the request of any party to this Agreement, by non-binding arbitration pursuant to the rules of the American Arbitration Association. Any dispute shall be submitted to arbitration at the location of the city of the headquarters of the party not initiating the arbitration, and the law applied shall be the law of the state in which the arbitration is held, without reference to choice of law. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement.

          The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys' fees and costs. As soon as practicable after selection of the arbitrator, the arbitrator or his/her designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator and render a statement to each party setting forth that party's pro rata share of said fees and costs.

     13.3 HSD agrees to identify to BCBSF all back-doors and predefined default users and passwords associated with the Product. HSD will notify BCBSF of any integrity exposures detected in its Prodcut and provide service updates to rectify such problems to the extent they can be rectified within the Product.

     13.4 Should HSD or any of its successor organizations cease to do business for any reason or be rendered incapable of providing technical support in a manner consistent with the Terms and Conditions of this Agreement, Customer shall request in writing and shall receive delivery of the then most current Source Code for the Product

14.  LATE PAYMENTS

     14.1 If Customer fails to make any payment due, HSD may give written notice to Customer ("Notice") and Customer shall have ten (10) days from the date of such notice to cure the default.

     14.2 In the event Customer has not made payment within ten days of receipt of Notice, Customer agrees to pay a late fee calculated at an annual rate of 12% and a processing fee of $250.00 to cover the administrative costs relating to collecting and accounting for late payments.

     14.3 This provision of late charges does not apply to any charges which the Customer in good faith contests as being due by notifying HSD of the contested charges within fifteen (15) days of receipt of the invoice containing the charges. Customer may withhold amounts contested in good faith until resolved, while all uncontested charges on an invoice remain due and payable.

    SCHEDULES

    The following schedules attached to this Agreement are part of this
Agreement:

    Schedule A - License and Support Fees


    Schedule B - Addendum to Subcontract Under the Health Insurance for the
                 Aged and Disabled Act

    Schedule C- Current IQ Fees

CUSTOMER BLUE CROSS BLUE SHIELD OF FLORIDA  HEALTH SYSTEMS DESIGN CORPORATION

Signed  /s/ David Dingfield                 Signed   /s/ Richard E. Malone
       ----------------------------------           --------------------------
Name        David Dingfield                 Name         Richard E. Malone
       ----------------------------------         ----------------------------
         Please print name

Title    VP, IS&O                          Title  CFO
       ----------------------------------          ----------------------------
         Please print title

Date     3-1-96                             Date  3-25-96
     -----------------------------------          -----------------------------

SCHEDULE A - LICENSE AND SUPPORT FEES

                                  Base License Fee

DIAMOND CLIENT/SERVER SYSTEM       [    *    ]


Core system includes Membership, Group Accounting, Utilization, Claims Processing, Pre-pricing, Capitation, Premium Billing, Pre-Authorization, Electronic Batch (EDI) Claims Processing, Electronic Eligibility, Medical AP, Provider Module, Letters, and System Manager Modules.


OPTIONAL MODULES

IQ Report Writer           [      *      ]

Source Code                [      *      ]


LICENSE FEE TIER PRICING

[      *     ]

* Confidential portions omitted and filed separately with the Commission.

MANNER OF PAYMENT

Initial License Fee

    [      *      ]

Optional Module License Fees Purchased at a Later Date

    [      *      ]


Support Fee - [      *      ]

[      *      ]

* Confidential portions omitted and filed separately with the Commission.

SCHEDULE C - CURRENT IQ FEES


IQ and IQ Access for Windows

    Number of copies         License Fee
    (clients)                /User               Support Fee

    1-9                      $750                15% of license fees / year
    10-25                    $675                     "
    26-50                    $600                     "
    51-99                    $525                     "
    100+                     $450                     "



Server Runtime Version

    Price varies by machine class, ranging from $2,000 to $25,000

    Support fees are 15% of license fees / year

SUPPORT AGREEMENT
- - ----------------------------------------------------------------------------

1.  AGREEMENT

    The undersigned ("Customer"), hereby enters into a Support Agreement with Health Systems Design Corporation ("HSD"), a California corporation.

    This Agreement is entered into simultaneously and in connection with the Software License Agreement between Customer and HSD. All capitalized terms in this Agreement and not otherwise defined herein shall have the meaning ascribed to them as in the License Agreement.

2.  SERVICES

    2.1 HSD shall, in a timely and diligent manner, provide corrections to any material programming error attributable to HSD, either by replacing the Customer's copy of the Product with a corrected copy, or by taking other corrective action.

    2.2 HSD shall provide direct telephone assistance to Customer's Help Desk (see paragraph 3.3) between the hours of 6:30 AM and 5:00 PM Pacific Coast time during regular HSD business days. HSD recognizes New Year's day, Presidents' Day Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas Day. Additional hours of telephone support may be extended as mutually agreed upon by HSD and Customer. The purpose of the telephone assistance is to explain the Product's features and use; clarify the user documentation; provide guidance in the use of the Product; assist in identifying software problems, data problems, or other related problems; and correct such problems. HSD shall provide Customer with a toll-free "800" phone number for such telephone assistance.

    2.3 Problems shall generally be handled in accordance with the following procedures:

         2.3.1 Phone inquiries and problem reports will be initially responded to by return call or immediate assistance. Calls will be triaged in order to meet critical needs efficiently.

         2.3.2 As necessary for technical reasons in accordance with HSD support staff judgment, or if requested by Customer, HSD shall dial-in to Customer's computer to investigate, duplicate, and/or resolve problems. Dial-in will take place as soon as possible, recognizing that Customer must provide access to its computer and be notified any time HSD wants such access.

         2.3.3 Whenever it is mutually agreed by HSD and Customer that the most expedient or efficient way to resolve a Customer problem is for HSD to provide onsite technical staff, HSD will provide that staff within an agreed timeframe.

    2.4 HSD shall provide the Customer with Product modifications, enhancements, and upgrades generally made available to HSD's other Product licensees. These modifications, enhancements, and upgrades will be issued by HSD approximately twice each calendar year. There will be no additional charge beyond monthly support fees for those standard Product modifications, enhancements, or upgrades.

    2.5 HSD shall provide Customer with one onsite visit of up to four (4) business days by a qualified HSD client analyst and/or senior manager at least once every twelve (12) months. The services rendered by HSD during this onsite visit shall be negotiated by HSD and Customer to include, but not be limited to, user training, business requirements analysis, Product functionality walk throughs or presentations, introduction of new Product features and/or modules, assistance in Product modification development, and problem resolution.

3.  CUSTOMER OBLIGATIONS

    3.1 Customer shall maintain a proper onsite environment for the Product and perform system and data backups as set forth in the Product user manuals. Customer shall provide the dedicated 14400 baud modem and dedicated phone line necessary for HSD to have dial-in access as described in paragraph 2.3.2 above.

    3.2 Customer shall remain on a version of the Product which is no more than one numbered, major release behind the current Product versions at all times.

    3.3 Customer shall maintain one centralized team (the "Help Desk") to support all of Customer's users across Customer's various locations on the use of the Product. All support calls to HSD shall be made by this Help Desk.

    3.4 If HSD performs services hereunder to correct problems caused by modifications to the Product made by Customer or Customer's agents, or if HSD performs services hereunder to correct problems on a version of the software more than one, numbered major release behind the current versions, then Customer shall reimburse HSD for time and materials as billed by HSD at its standard hourly rate.

4.  PRICE AND PAYMENT

    4.1 The monthly support fee for HSD's services shall be determined by Schedule A of the License Agreement. In the event that Customer at any time pays an additional user fee pursuant to Paragraph 6.2 of the License Agreement, such monthly fee shall be adjusted accordingly.

    4.2 Customer shall reimburse HSD for reasonable and documented out-of-pocket expenses including but not limited to travel, telephone charges, and expedited delivery incurred by HSD in the performance of its duties.

    4.3  Support fees and out-of-pocket expenses shall be billed monthly.

5.  TERM AND TERMINATION

    5.1 The term of this Agreement shall commence thirty (30) days after first production use of the Product and shall expire one (1) year thereafter. This Agreement shall be automatically extended for a series of one (1) year terms unless either party notifies the other party of intent not to renew ninety (90) days prior to the expiration of the then current term.

    5.2 If either party fails to observe or perform any material obligation under this Agreement, the non-defaulting party may give written notice of breach specifying the material default. This Agreement may be terminated by the non-defaulting party thirty (30) days after the date of such notice unless (a) the material failure is corrected within such thirty (30) day period; or (b) if it is not possible to correct within such thirty (30) days, the defaulting party commences correction within thirty (30) days and proceeds diligently to a cure. No breach has taken place if the dispute has been submitted to arbitration as specified in 8.2 and performance is according to the arbitration decision.

6.  LATE PAYMENTS

    6.1 If Customer fails to make any payment due, HSD may give written notice to Customer ("Notice") and Customer shall have ten (10) days from the date of such notice to cure the default.

    6.2 In the event Customer has not made payment within ten days of receipt of First Notice, Customer agrees to pay a late fee calculated at an annual rate of 12% and processing fee of $250.00 to cover the administrative costs relating to collecting and accounting for late payments.

    6.3 This provision of late charges does not apply to any charges which the Customer in good faith contests as being due by notifying HSD of the contested charges within fifteen (15) days of receipt of the invoice containing the charges. Customer may withhold amounts contested in good faith until resolved while all uncontested charges on an invoice remain due and payable.

7.  LIMITATION OF LIABILITY

    In no event shall HSD be liable for consequential damages, loss of profits, or other special damages, even if HSD has been apprised of likelihood of the same. In no event shall HSD be liable for an amount greater than the amount of monies previously paid by Customer to HSD under the terms of this Agreement, except that this limitation of liability does not apply to any claims by any third parties that the software supplied by HSD infringes a United States patent or other copyright.

8.  MISCELLANEOUS

    8.1 All notices given hereunder shall be in writing and sent by certified mail, return receipt requested, or a nationally recognized courier service.

    8.2 Any disputes between the Customer and HSD regarding this Agreement shall be settled by an interim steering committee representing both parties. HSD and Customer shall mutually agree on the members of the interim steering committee. Should the interim steering committee fail to resolve the dispute, then any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this agreement, including any claim based on contract, tort, or statute, shall be settled, at the request of any party to this Agreement, by non-binding arbitration pursuant to the rules of the American Arbitration Association. Any dispute shall be submitted to arbitration at the location of the city of the headquarters of the party not initiating the arbitration, and the law applied shall be the law of the state in which the arbitration is held, without reference to choice of law.
         Any judgment upon any award rendered by the arbitrators may be entered by any state or federal court having jurisdiction thereof.
         Depositions may be taken and discovery may be obtained in any arbitration under this Agreement. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys' fees and costs. As soon as practicable after selection of the arbitrator, the arbitrator or his/her designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator and render a statement to each party setting forth that party's pro rata share of said fees and costs.

    8.3 Neither party shall be permitted to assign its rights or interest in this Agreement or its duties and responsibilities hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the above sentence, BCBSF may assign this Agreement to a subsidiary or affiliate company upon written notice to HSD. Any attempted assignment or delegation in contravention of the above provision shall be void and ineffective.

    SCHEDULES

    The following schedules attached to this Agreement are part of this
    Agreement:

    Schedule A - Addendum to Subcontract Under the Health Insurance for the Aged and Disabled Act

    Schedule B - Support Fees payable to HSD

CUSTOMER      BLUE CROSS BLUE          HEALTH SYSTEMS DESIGN CORPORATION
              SHIELD OF FLORIDA

Signed /s/ David Dingfield             Signed /s/ Richard E. Malone
      -----------------------                ---------------------------

Name    David Dingfield                Name    Richard E. Malone
    -------------------------              -----------------------------
    Please print name

Title   VP, IS&O                       Title   CFO
     ------------------------               -------------------------------
    Please print title

Date   3-1-96                          Date   3/25/96
    ------------                           --------------

 SCHEDULE B - Support Fees payable to HSD

                                  Base License Fee

DIAMOND CLIENT/SERVER SYSTEM       [    *    ]

Core system includes Membership, Group Accounting, Utilization, Claims Processing, Pre-pricing, Capitation, Premium Billing, Pre-Authorization, Electronic Batch (EDI) Claims Processing, Electronic Eligibility, Medical AP, Provider Module, Letters, and System Manager Modules.

SUPPORT FEE TIER PRICING

   [      *     ]

SUPPORT FEE - [      *      ]


* Confidential portions omitted and filed separately with the Commission.

DIAMOND CLIENT/SERVER SERVICES AGREEMENT
- - --------------------------------------------------------------------------------

1.  Introduction

    Blue Cross Blue Shield of Florida ("BCBSF") desires to modify and implement the Diamond Client/Server system ("the Product") from Health Systems Design Corporation ("HSD") to use the Product as modified to perform managed care administrative functionality. This Services Agreement identifies the modifications and associated services BCBSF will purchase from HSD to implement the Product. This Agreement replaces the Development Agreement dated November 13, 1995 between the parties, and represents a continuation of the efforts begun under such Development Agreement.

2.  HSD Responsibilities

    2.1  Software Load onto BCBSF Computer

         Software loading will take place on site at BCBSF. BCBSF staff members, including a UNIX administrator and a data base administrator
         (DBA), are required to be present during software loading. Installation includes loading the software, verifying that users can print from Diamond, and dialing in to the client's modem. Prior to this activity the network must be up and running in communication with the UNIX server, the clients must also be loaded with the communications software and communicating with the UNIX server, and Oracle 7 must be in place. (HSD is not responsible for porting the Product to hardware not supported by HSD should BCBSF choose to install the Product on such hardware.)

    2.2  Technical Training Session

         The technical training session is designed for the BCBSF DBA, UNIX administrator and LAN administrator. The session will cover:

         -    how to install Diamond Client/Server updates
         -    architectural overview of Diamond Client/Server
         -    software structure
         -    system backup strategy
         -    PowerBuilder access
         -    network considerations

         -    user authorizations (UNIX and Oracle)
         -    client setup and maintenance
         -    Diamond utilities

    2.3  Detailed Walkthrough of Product Functionality

         The HSD project manager will conduct a detailed walkthrough of the Product for BCBSF Implementation Team members on site at BCBSF.

    2.4  Product User Training (including training on modifications)

         The HSD project manager will train the implementation team members on site at BCBSF. Training sessions in total will require approximately 30 business days, covering the following topics:

         -    Basic Windows training (if required)
         -    Group and membership
         -    Claims processing and adjudication
         -    Provider contracts
         -    Utilization review functions
         -    Premium billing
         -    Accounts receivable
         -    Accounts payable and PPO claims transmittals
         -    Medical Definitions
         -    Letters/listings
         -    Parameters/System management
         -    Capitation
         -    Customer Service

    2.5  Technical Support

         HSD will provide technical support during the term of this Agreement, both on site at BCBSF and from the Oakland office.

    2.6  Project Management Support

         Primary responsibility for project management will reside with BCBSF. HSD will provide project management support, including:

         2.6.1     updating the status of each deliverable weekly,

         2.6.2     attending design meetings, and

         2.6.3 participating in change management and project status meetings.

    2.7  Consulting

         HSD provides consulting on system set up. Consulting may cover recommendations on group coding schemes, suggestions for medical definitions and adjudication rule set up and recommendations on capitation model set up. Consulting may also cover attendance at internal meetings to discuss implications of plan policy on Diamond software.

         The HSD project manager(s) will develop user requirements for enhancements determined to be necessary.

    2.8  Phone Support

         Over the course of the implementation HSD provides phone support to the implementation team, typically answering user and technical questions about system functions, project plans and status.

    2.9  System Audit

         Prior to live cutover, HSD will conduct a file audit to verify that files have been set up correctly and to identify problems that may occur during conversion. File audit may occur onsite or via dial up, and usually takes three person-days.

    2.10 Development of Modifications

         2.10.1 HSD will develop the modifications identified in Schedule A using the process described in Paragraph 5.

         2.10.2 Schedule A will be completed within 30 days of execution of this Agreement.

3.  BCBSF responsibilities

    3.1  System Availability and Administration

         To enable HSD to provide the services outlined above, BCBSF agrees that a system administrator and DBA will be on staff and on site, the operating system and Oracle7 loaded and available, printers configured, and the network up and running in communication with the UNIX server prior to HSD's visit to load the Product. In addition, the clients must also be loaded with the communications software and communicating with the UNIX server prior to loading the Product.

    3.2  Project Manager

         A qualified project manager must be assigned as the primary contact for HSD. The BCBSF project manager is responsible for motivating implementation team members to complete tasks within agreed upon time frames and for providing daily user and technical support to development team members.

    3.3  Implementation Team

         An implementation team must be established for the duration of the project, including representation of all operational areas of BCBSF including but not limited to claims, enrollment, finance, provider relations and provider contracting, utilization management and quality assurance, and MIS.

    3.4  On site MIS support

         When an HSD representative is on site, an MIS representative must be available for release installation, setting up user profiles, network access and problem resolution, ensuring dial-up access to HSD technical staff, resolving miscellaneous system issues such as security, authority and so forth.

    3.5  Adequate Staff Time

         Adequate BCBSF project staff time must be available for assigned tasks.

    3.6  Hardware Environments

         BCBSF will maintain, at a minimum, demonstration, test, and production environments on their hardware, and other environments as requested by HSD for interface development.

    3.7  Dial-up Access

         Dial-up access must be available to HSD for diagnosing and fixing software and/or data problems, and permission granted by BCBSF to access the Product programs and data on either a blanket or case-by-case basis. Access can not be unreasonably denied. A dedicated 14,400-baud modem must be available for this purpose prior to the first on site visit.

    3.8  Requirements Signoff

         BCBSF must execute timely signoff of user requirements and general system design documents for desired modifications and programming projects so that these projects can be completed in a timely and efficient manner by HSD. (All approvals must be signed or countersigned by the primary contact.)

    3.9  Training Facilities

         Training facilities, including overhead projector and LCD panel (color) for all scheduled training classes, will be made available.

    3.10 Meeting Schedule

         BCBSF will schedule bi-weekly team meetings including the HSD project manager to resolve team issues, document accomplishments, specify what is to be done prior to the next meeting by HSD and BCBSF staff, and arrange the HSD project manager's time for the next two weeks. In general, team members must leave several blocks of time open when HSD is onsite so that meetings can be scheduled for user-specific issues such as training, support file decisions, transaction testing, and the like.

4.  HSD Project Staffing

    4.1  Implementation and Training Services (Paragraphs 2.1 through 2.9)

         HSD estimates that two FTE implementation analysts will be assigned for the estimated duration of the project. The length of the BCBSF implementation will be determined in the BCBSF project plan.

    4.2  Modification Team (Paragraph 2.10)

         5 FTEs per month for the estimated duration of the project will be assigned. This team will be composed of design, coding and testing resources, and the mix of these resources may be adjusted by HSD over the course of this project.

5.  Modification Process

    5.1  Development of General Systems Designs (GSDs)

         5.1.1 HSD shall develop a GSD for each modification project with input from BCBSF generated from initial design sessions.

         5.2.2 BCBSF will sign-off on each modification's GSD before programming and testing of that modification shall begin.

    5.2  Programming and Unit Testing

         HSD shall program, develop test plans and cases, and test all modifications.

    5.3  Integration Testing

         Integration testing procedures will be mutually agreed to by HSD and BCBSF.

    5.4  User Documentation and Training Materials

         5.4.1     HSD shall develop all user documentation.

         5.4.2     HSD and BCBSF shall jointly develop training materials.

    5.5  Delivery of Modifications

         Modification delivery procedures will be mutually agreed to by HSD and BCBSF.

    5.6  Acceptance

         5.6.1 BCBSF shall have a period of thirty (30) days following the delivery of each modification to ascertain that modification's material compliance with its User Documentation and its GSD. BCBSF shall have accepted the modification when BCBSF notifies HSD of compliance, or thirty (30) days following delivery should BCBSF neither notify HSD of compliance or non-compliance.

         5.6.2 In the event the modification fails to achieve compliance during the thirty (30) day period, BCBSF shall immediately notify HSD thereof, specifying the exact nature of the non-compliance. HSD shall thereafter make its best efforts to correct any non-compliance within ten (10) business days of notification of each and every issue and shall notify BCBSF upon completion of such correction.

    5.7  Bug Fixes

         HSD will provide fixes to documented modification errors at no charge to BCBSF for the term of this Agreement.

6.  Change Management Process

    6.1 Any changes to the list of modification projects on Schedule A must be signed off in writing by both parties.

    6.2 Any change to the scope of a modification project as defined by a material change to the GSD must be signed off in writing by both parties. To the extent such change decreases or increases the estimated development days, Schedule A must be updated.

    6.3 If at any time HSD believes that the level of effort required to complete a modification project described in Schedule A exceeds the original estimate by more than 25% DUE TO NO FAULT OF HSD, HSD will immediately notify BCBSF thereof. HSD and BCBSF shall mutually determine the appropriate course of action which may include reducing the scope of the modification, increasing the compensation to be paid HSD, or taking no action at all.

    6.4 Services outside the scope of this Agreement shall be pre-approved by a authorized BCBSF representative designated by the BCBSF Vice President of IS & O, and billed monthly at a rate of $1,500 per day.

7.  Warranty

    7.1 HSD warrants that all services shall be of professional quality conforming to generally accepted data processing standards.

    7.2 HSD warrants that each modification will work in all material respects in accordance with its documentation and its GSD.

8.  Limitation of Liability

    HSD's sole obligation or liability under the terms of this Agreement is to correct or replace work which does not meet generally accepted data processing standards or does not work in all material respects in accordance with its documentation or GSD.

    9.1 Each party agrees that it shall not, without prior written consent of the other party, use, reproduce, disclose, or provide to third parties any confidential documents or information obtained from or relating to the other party, including but not limited to the following:

         9.1.1 All documents and other materials, including memoranda, position descriptions, handbooks, financial statements, client lists, and audio or visual recordings;

         9.1.2 All methods, techniques, and procedures utilized by the respective party; and

         9.1.3     All trademarks, trade names, and service marks.

    9.2 Upon termination of this Agreement by either party for any reason, each party shall immediately return to the other any and all of the above items and all copies thereof and shall remain obligated not to use, reproduce, disclose or provide such items or information to third parties.

10. Employees, Facilities and Expenses

     10.1 HSD, and its employees (if any), are independent contractors and not employees of BCBSF. Neither HSD nor any of its employees shall hold themselves out as agents or employees of BCBSF in connection with the performance of this Agreement or any other matter. HSD agrees that all services will be performed by employees or agents of HSD. HSD is responsible for compliance with applicable federal and state laws and specifically assumes exclusive responsibility for payment of all taxes or contributions which, under such laws, may be payable based on the amount paid by BCBSF to HSD, including, by way of illustration but not limitation, federal and state income taxes; social security taxes; unemployement compensation taxes; worker's compensation premiums or assessment; and any other taxes, assessments, or business license fees required. At no time shall HSD make any commitments or incur any charges or expenses for, or in the name of, BCBSF. HSD acknowledges that none of HSD's employees are entitled to participate in any of BCBSF's benefit plans, even if a court or administrative body determines that any employee of HSD is an employee of BCBSF.

    10.2 HSD and BCBSF agree that during the term of this Agreement, neither party shall solicit, hire for employment, retain, or use the services of any past or present personnel employed by the other party without prior written consent of the other party.

    10.3 HSD employees performing work at BCBSF will be supplied with reasonable work and storage facilities, clerical supplies, computer terminals, CPU time, and phone services at no charge as necessary to complete the work under this Agreement.

    10.4 BCBSF is responsible for the reasonable and documented travel expenses of HSD employees associated with this Agreement in accordance with HSD's travel policy. Out-of-pocket and travel expenses are limited to reasonable costs directly related to transportation, lodging and meals incurred in connection with the contemplated development and implementation costs.

11. Ownership of Modifications

    11.1 HSD shall retain all intellectual property rights to modifications developed under the terms of this Agreement, including but not limited to the right to license, copy, distribute, and develop derivative products subject to paragraph 11.3 below.

    11.2 BCBSF shall have a right to use modifications developed under this Agreement and the Development Agreement executed on November 13, 1995 by the parties under the terms in the Diamond Client/Server License Agreement executed by the parties.

    11.3 BCBSF shall identify any component of the modifications which contain proprietary or confidential materials ("Proposed Confidential Modifications"), and may request that HSD not include the Proposed Confidential Modifications in Diamond Client/Server for general distribution to HSD's clients. BCBSF shall make such request to HSD before signing the GSD containing the Proposed Confidential Modifications. Should HSD determine that it is technically feasible to disassociate the Proposed Confidential Modifications from the standard Diamond Client/Server product, HSD shall identify in the GSD the portion of the design which is the Proposed Confidential Modification. Upon approval of the GSD, the Proposed Confidential Modification shall become an Approved Confidential Modification.
         HSD shall not include any Approved Confidential Modifications in the version of Diamond Client/Server available to the public without prior written approval by BCBSF. Should HSD determine that it is not technically feasible to disassociate the Proposed Confidential Modifications from the standard Diamond Client/Server product, Customer should have the right to request to make such modifications independently. HSD will have the right to accept or reject Customer Modifications within 30 days of delivery to HSD for acceptance. If acceptable Customer shall use Product as if HSD had made the Modifications as described above. If HSD rejects Customer's modifications, Customer may use such Modifications, however, HSD's sole obligation to Customer for use of the Product will be to use reasonable efforts to provide support to Customer, and HSD will no longer maintain any Warranty or Liability provisions of this Agreement for the Product. The fees associated with the development of the Approved Confidential Modifications shall not be included in the total development fees used to calculate the maximum reimbursement BCBSF may receive from HSD pursuant to paragraph 15.

12. Term and Termination

    12.1 This Agreement shall terminate upon the later of completion and acceptance of the deliverables in Schedule A or 30 days after cutover to live processing.

    12.2 BCBSF may terminate this Agreement without cause upon sixty (60) days written notice. Upon such notification, HSD shall immediately cease work on all activities associated with this Agreement. BCBSF shall pay HSD for all services performed though the notice of termination as well as all services which would have been performed up to sixty (60) days following HSD's receipt of such notification.

    12.3 If either party fails to observe or perform any material obligation under this Agreement, the non-defaulting party may give written notice of breach specifying the material default. This Agreement may be terminated by the non-defaulting party thirty (30) days after the date of such notice unless (a) the material failure is corrected within such thirty (30) day period; or (b) if it is not possible to correct within such thirty (30) days, the defaulting party commences correction within thirty (30) days and proceeds diligently to a cure. No breach has taken place if the dispute has been submitted to arbitration as specified in 16.2 and performance is according to the arbitration decision.

13. Payment

    13.1 For Implementation Services (Paragraphs 2.1 through 2.9):

         13.1.1    The cost of each FTE implementation analyst is [ *



                                        ]

         13.1.2    Should BCBSF request more than [ * ],
                   HSD shall make its best efforts to accommodate
                   BCBSF's request.  Charges for the additional [ * ]

    13.2 For Modification Services (Paragraph 2.10):

         13.1.1    The cost of the [ * ]

         13.2.2 The modification services required for BCBSF to implement the Product may not require the same timeframe as the implementation services. [ * ]


* Confidential portions omitted and filed separately with the Commission.

                   [ * ]

         13.2.3 HSD and BCBSF executed a Development Agreement dated November 13, 1995 contracting for, among other services, [ * ] Since this Agreement represents a continuation of the Development Agreement, HSD shall credit BCBSF [ * ]

    13.3 Travel and Out-of-pocket Expenses

         Out-of-pocket expenses incurred in connection with this Agreement, including travel expenses, are billed monthly as incurred. Out-of-pocket and travel expenses are limited to reasonable costs directly related to transportation, lodging and meals incurred in connection with the contemplated development and implementation costs.

    13.4 Payment terms are net 15.

14. Late Payments

    14.1 If BCBSF fails to make any payment due, HSD may give written notice to BCBSF ("Notice") and BCBSF shall have ten (10) days from the date of such notice to cure the default.

    14.2 In the event BCBSF has not made payment within ten days of receipt of Notice, BCBSF agrees to pay a late fee calculated at an annual rate of 12% and a processing fee of $250.00 to cover the administrative costs relating to collecting and accounting for late payments.

* Confidential portions omitted and filed separately with the Commission.

    14.3 This provision of late charges does not apply to any charges which the BCBSF in good faith contests as being due by notifying HSD of the contested charges within fifteen (15) days of receipt of the invoice containing the charges. BCBSF may withhold amounts contested in good faith until resolved while all uncontested charges on an invoice remain due and payable.

15. Modification Value Recapture

    15.1 HSD acknowledges that the modifications developed as part of this Agreement add product enhancements or product modules which may be licensed to other HSD customers, specifically those customers with similar requirements as BCBSF. Consequently, should HSD directly license the Product with any of the modifications developed under the terms of this Agreement to any customer identified in Schedule B of this Agreement, HSD shall remit to BCBSF a percentage of the Product license fees paid by that customer within 90 days of receipt of such license fees by HSD.

    15.2 The percentage of Product license fees remitted to BCBSF shall be based on the total Diamond Client/Server license fees paid under the terms of each license contract executed between HSD and a customer in Schedule B. For the first $500,000 in license fees paid under the terms of an individual license agreement, HSD shall remit to BCBSF 5% of such license fees. For all license fees above $500,000 under the terms an individual license agreement, HSD shall remit to BCBSF 10% of such license fees.

    15.3 BCBSF shall not be entitled to any fees should a customer on Schedule B licensed the Product through one of HSD's distributors.

    15.4 The maximum reimbursement BCBSF may receive under the terms of this Paragraph shall not exceed 75% of the total development fees paid by BCBSF to HSD pursuant to Paragraph 13.2 of this Agreement plus the development fees paid by BCBSF to HSD pursuant to Paragraph 13.2 of the Development Agreement dated November 13, 1995 between the parties.

    15.5 Upon termination of this Agreement, HSD shall remain obligated to reimburse BCBSF pursuant to this Paragraph.

16. Miscellaneous

    16.1 All notices given hereunder shall be in writing and sent by certified mail, return receipt requested, or an internationally recognized courier service.

    16.2 Any disputes between the BCBSF and HSD regarding this Agreement shall be settled by an interim steering committee representing both parties. HSD and BCBSF shall mutually agree on the members of the interim steering committee. Should the interim steering committee fail to resolve the dispute, then any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this agreement, including any claim based on contract, tort, or statute, shall be settled, at the request of any party to this Agreement, by non-binding arbitration pursuant to the rules of the American Arbitration Association. Any dispute shall be submitted to arbitration at the location of the city of the headquarters of the party not initiating the arbitration, and the law applied shall be the law of the state in which the arbitration is held, without reference to choice of law. Any judgment upon any award rendered by the arbitrators may be entered by any state or federal court having jurisdiction thereof. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys' fees and costs. As soon as practicable after selection of the arbitrator, the arbitrator or his/her designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator and render a statement to each party setting forth that party's pro rata share of said fees and costs.

17. Demo Site

    17.1 BCBSF shall be a demo-site for Diamond Client/Server, and shall be used as a reference. BCBSF and HSD shall mutually agree to the requirements of being a demo-site and reference within 30 days of this Agreement. Customer reserves the right to restrict such demo site visits based upon reasonable business issues, however Customer agrees that demonstration site access will not be unreasonably withheld.

    17.2 HSD agrees to allow Customer to review any news release or other Publicity about Customer in advance of any publication. Customer reserves the right of refusal of any such Publication by HSD.

    SCHEDULES

    The following schedules attached to this Agreement are part of this
    Agreement:

    Schedule A - Modification Projects

    Schedule B - Prospects Generating Commissions for BCBSF

    Schedule C - Addendum to Subcontract Under the Health Insurance for the Aged and Disabled Act.

BLUE CROSS BLUE SHIELD OF FLORIDA           HEALTH SYSTEMS DESIGN CORPORATION

Signed /s/ David Dingfield             Signed /s/ Richard E. Malone
      -------------------------------         -------------------------------

Name   David Dingfield                 Name     Richard E. Malone
     --------------------------------         -------------------------------
         Please print name

Title  VP, IS & O                      Title     CFO
    --------------------------------          -------------------------------
         Please print title

Date    3/1/96                         Date       3/25/96
    --------------------------------          -------------------------------

SCHEDULE A -MODIFICATION PROJECTS

    Schedule A shall be jointly developed by HSD and BCBSF within thirty (30) days of execution of this Agreement.

    The list of modification projects with estimated development days will total 5 FTEs times 20 days per month times the number of months of the project.

SCHEDULE B - PROSPECTS GENERATING COMMISSIONS FOR BCBSF

All Blue Cross and Blue Shield Plans

The top 500 insurance carriers with health related products as identified in Best's 1996 annual directory.

Any HMO or other managed care organization of 500,000 members or greater initially licensing the Product for a minimum of either
500,000 members or 256 users.